FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E37191842023-6
Secretary of State State Of Nevada	Filing Number 20233719183
	Filed On 12/27/2023 15:43:50 PM
	Number of Pages 3

Formation - Limited-Liability Company

- [x] NRS 86 - Articles of Organization Limited-Liability Company
- [ ] NRS 86.544 - Registration of Foreign Limited-Liability Company
- [ ] NRS 89 - Articles of Organization Professional Limited-Liability Company
- [ ] NRS 86.555 - Registration of Professional Foreign Limited-Liability Company

1. Name Being Registered in Nevada: (See instructions)	FG Group LLC
2. Foreign Entity Name: (Name in home jurisdiction)	
3. Jurisdiction of Formation: (Foreign Limited-Liability Companies)	**3a)** Jurisdiction of formation: **3b)** Date formed: **3c)** I declare this entity is in good standing in the jurisdiction of its formation. [ ]
4. Registered Agent for Service of Process*: (check only one box)	[x] Commercial Registered Agent (name only below) [ ] Noncommercial Registered Agent (name and address below) [ ] Office or position with Entity (title and address below) CT Corporation System Name of Registered Agent **OR** Title of Office or Position with Entity 701 S Carson St Ste 200 — Street Address; Carson City — City; Nevada; 89701 — Zip Code Mailing Address (If different from street address); City; Nevada; Zip Code
4a. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X Kevin Wartner, Assistant Secretary — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity 12/27/2023 — Date
5. Management: (Domestic Limited-Liability Companies only)	Company shall be managed by: (check one box) [x] Manager(s) **OR** [ ] Member(s)
6. Name and Address of each Manager(s) or Managing Member(s): (NRS 86 and NRS 86.544, see instructions) **Name and Address of the Original Manager(s) and Member(s):** (NRS 89, see instructions) IMPORTANT: A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing.	1) FG Financial Group, Inc. — Name 104 S. Walnut Street Unit 1A — Address; Itasca — City; IL — State; 60143 — Zip Code
7. Dissolution Date: (Domestic only)	Latest date upon which the company is to dissolve (if existence is not perpetual):

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Limited-Liability Company

Continued, Page 2

8. Profession to be Practiced: (NRS 89 only)	
9. Series and/or Restricted Limited-Liability Company: (Optional)	Check box if a Series Limited-Liability Company ☐ Domestic Limited-Liability Company"s only: The Limited-Liability Company is a Restricted Limited-Liability Company ☐
10. Records Office: (Foreign Limited-Liability Companies)	Address / City / State / Zip code / Country
11. Street Address of Principal Office: (Foreign Limited-Liability Companies)	Address / City / State / Zip code / Country
12. Name, Address and Signature of the Organizer: (NRS 86. NRS 89 -Each Organizer must be a licensed professional.) **Name and Signature of Manager or Member:** (NRS 86.544 only) See instructions	*Foreign Limited-Liability Company - In the event the designated Agent for Service of Process resigns and is not replaced or the agent's authority has been revoked or the agent cannot be found or served with exercise of reasonable diligence, then the Secretary of State is hereby appointed as the Agent for Service of Process. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: Larry Swets — Country: United States Address: 104 S. Walnut Street, Unit 1A — City: Itasca — State: IL — Zip/Postal Code: 60143 **X** Larry Swets (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number E37191842023-6
Secretary of State State Of Nevada	Filing Number 20233719183
	Filed On 12/27/2023 15:43:50 PM
	Number of Pages 3

**ATTACHMENT TO
ARTICLES OF ORGANIZATION**

OF

FG GROUP LLC

ARTICLE 13. <u>MANAGEMENT</u>: The Company shall be managed by the Managers designated above until such time as any said Manager fails to qualify or ceases to serve as Manager pursuant to the Operating Agreement of the Company. When a Manager fails to qualify or ceases to serve as Manager for any reason, one or more Managers shall then serve as provided in the Operating Agreement of the Company. The Operating Agreement may contain any provision for the management of the affairs of the Company not inconsistent with applicable laws or these Articles of Organization.

ARTICLE 14. <u>MEMBERS</u>: Except when these Articles of Organization or applicable law requires the unanimous vote of the Members, the right of any Member to vote shall be as provided in the Operating Agreement of the Company.

ARTICLE 15. <u>AMENDMENTS</u>: The Articles of Organization of the Company may from time to time be restated, amended or altered in the manner set forth in the Company's Operating Agreement or, if no such agreement exists or if such agreement exists but fails to set forth such a provision, by the consent of Members holding a majority of the voting power, or, if relative voting power cannot be determined, by Members entitled to a majority of the profits of the Company.

ARTICLE 16. <u>LIABILITY</u>: Unless otherwise provided in an agreement signed by the Member or Manager to be charged, the Members and Managers of the Company are not liable for a debt, obligation or liability of the Company. The Company may indemnify any Member, Manager, employee or agent of the Company to the fullest extent permitted by law. The debts, obligations, and liabilities of any series are to be enforceable against the assets of that series only and not against the assets of another series or the company generally. The relative rights, powers and duties of each series shall be more fully set forth in the Company's Operating Agreement.

ARTICLE 17. <u>DISTRIBUTIONS</u>: Subject to the terms of these Articles of Organization and to the fullest extent permitted by the Nevada Revised Statutes, the Company shall be expressly permitted to make distributions, with respect to its Members' interests in all circumstances other than where doing so would cause the Company to be unable to pay its debts as they become due in the usual course of business.

30360413_v3